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                                                                     Exhibit l.3


                       [EDWARDS & ANGELL, LLP LETTERHEAD]


                                                                   March 7, 2001




Nuveen Investments
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601


     Re: Nuveen Massachusetts Dividend Advantage Municipal Fund,
         Municipal Auction Rate Cumulative Preferred Shares
         --------------------------------------------------


Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special Massachusetts counsel in your Registration Statement on Form N-2 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-09451) as filed with the Securities and Exchange Commission.


                                                Very truly yours,
                                                /s/ EDWARDS & ANGELL, LLP
                                                -------------------------
                                                EDWARDS & ANGELL, LLP